Exhibit 99.1

System1 Announces Third Quarter 2026 Financial Results

•Revenue of $26.0 million
•GAAP Gross Profit of $20.7 million, margin of 80%
•Adjusted Gross Profit of $21.9 million, margin of 84%
•GAAP Net Loss of $61.5 million
•Adjusted EBITDA of $(0.7) million
•Company announces intention to voluntarily delist from the New York Stock Exchange

LOS ANGELES, CA — November 12, 2026 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), which operates flagship internet utilities including CouponFollow, MapQuest, and Startpage, and a best-in-class customer acquisition and marketing platform powered by artificial intelligence, today announced its financial results for the third quarter of 2026.

"Our third quarter was challenging, as Google's AI overviews continued to siphon traffic from publishers and Google reduced monetization for independent search engines," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "We responded with a comprehensive strategic review of our businesses and a reallocation of resources to our offerings where AI is a tailwind. Our decision to move from the NYSE to the OTC Venture Market comes from the same discipline – lowering our costs and freeing our team to focus on growth initiatives."

Tridivesh Kidambi, Chief Financial Officer of System1, added, "Our third quarter results reflect continued pressure on Google monetization at Startpage and the loss of monetizable organic traffic to CouponFollow driven by Google displacing organic links with AI overviews on its search results pages. Our priority is maximizing cash flow and preserving liquidity while we invest selectively behind our highest-return opportunities."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Third Quarter 2026 Highlights

•The MapQuest app reached #1 on both the App Store and Android Play Store, driving over 3 million new app installs during the quarter. MapQuest continues to aggressively launch new product offerings, including surveillance camera coverage integrated into the consumer offering, an MCP server to facilitate agentic transactions, and a business listing solution for small and medium-sized businesses.

•Startpage was integrated into Mozilla's Firefox browser as an additional privacy choice to users. Traffic to the Startpage mobile browser app increased 47% year-over-year in the quarter, and crossed an all-time high of 712,000 daily searches.

•Cently, CouponFollow’s shopping browser extension, introduced several new features designed to make saving money simpler, including surfacing more coupon codes and highlighting those with higher success rates, automatically saving products shoppers browse, and making those saved items easy to organize and find.

About System1, Inc.

System1 operates flagship internet utilities including CouponFollow, MapQuest, and Startpage, and a best-in-class marketing platform powered by artificial intelligence, enabling third party publishers to monetize and maximize the value of user traffic across a wide range of advertising category verticals. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2025, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our marketing platform; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business in which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; (12) our integration of new and developing technologies, including the adoption of artificial intelligence and machine learning technologies; and (13) substantial doubt about our ability to continue as a going concern; and (14) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, impairment expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended September 30,
	2026	2025
Revenue	$25,951	$61,561
Operating expenses:
Cost of revenue	5,325	38,819
Salaries and benefits	15,896	21,354
Selling, general, and administrative	14,012	16,953
Impairment of long-lived assets	12,083	—
Impairment of goodwill	51,522	—
Total operating expenses	98,838	77,126
Operating loss	(72,887)	(15,565)
Other (income) expense:
Gain on troubled debt restructuring	(13,395)	—
Interest expense, net	1,685	7,052
Change in fair value of warrant liabilities	—	(71)
Total other (income) expense, net	(11,710)	6,981
Loss before income tax	(61,177)	(22,546)
Income tax expense (benefit)	299	(543)
Net loss	(61,476)	(22,003)
Less: Net loss attributable to non-controlling interest	(10,200)	(3,487)
Net loss attributable to System1, Inc.	$(51,276)	$(18,516)

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for par values)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$12,417	$86,887
Restricted cash, current	—	1,243
Accounts receivable, net	44,011	57,289
Prepaid expenses and other current assets	3,491	4,061
Total current assets	59,919	149,480
Restricted cash, non-current	757	379
Property and equipment, net	1,233	1,562
Internal-use software development costs, net	11,947	13,672
Intangible assets, net	79,596	148,089
Goodwill	30,885	82,407
Operating lease right-of-use assets	7,924	9,120
Other non-current assets	214	263
Total assets	$192,475	$404,972
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,905	$22,016
Accrued expenses and other current liabilities	31,294	46,277
Operating lease liabilities, current	1,647	1,427
Debt, net	9,869	76,718
Total current liabilities	53,715	146,438
Operating lease liabilities, non-current	6,887	8,183
Long-term debt, net	210,132	228,399
Deferred tax liability	3,541	4,013
Other non-current liabilities	479	520
Total liabilities	274,754	387,553
Temporary equity:
Series A preferred stock $0.0001 par value; 100 shares authorized and 39 issued as of September 30, 2026 (liquidation preference of $40,654 as of September 30, 2026)	31,705	—
Stockholders' equity:
Class A common stock $0.0001 par value; 500,000 shares authorized, 8,919 and 8,225 Class A shares issued as of September 30, 2026 and December 31, 2025, respectively	1	1
Class C common stock $0.0001 par value; 25,000 shares authorized, 1,778 and 1,813 Class C shares issued as of September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	881,971	878,859
Accumulated deficit	(958,621)	(847,679)
Accumulated other comprehensive loss	(319)	(157)
Treasury stock, at cost - 190 and 137 shares as of September 30, 2026 and December 31, 2025, respectively	(759)	(557)
Total stockholders' equity attributable to System1, Inc.	(77,727)	30,467
Non-controlling interest	(36,257)	(13,048)
Total stockholders' equity	(113,984)	17,419
Total liabilities, temporary equity and stockholders' equity	$192,475	$404,972

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended September 30,
	2026	2025
Revenue	$26.0	$61.6
Less: Cost of revenue	(5.3)	(38.8)
Gross profit	20.7	22.8
Add: amortization included in cost of revenue	1.2	13.3
Adjusted Gross Profit	$21.9	$36.1

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,
	2026	2025
Net loss	$(61.5)	$(22.0)
Adjustments:
Income tax expense (benefit)	0.3	(0.5)
Interest expense	1.7	7.1
Depreciation and amortization	6.7	20.8
Impairment of long-lived assets	12.1	—
Impairment of goodwill	51.5	—
Gain on troubled debt restructuring	(13.4)	—
Other expense	0.1	(0.2)
Stock-based compensation & distributions to members	1.2	2.8
Non-cash revaluation of warrant liability	—	(0.1)
Acquisition and restructuring costs	0.6	2.0
Adjusted EBITDA	$(0.7)	$9.9

Investors:
System1 Investor Relations
ir@system1.com